Exhibit 4.1

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 8, 2011 (this “Supplemental Indenture”), is by and among United Refining Company, a Pennsylvania corporation (the “Company”), the Subsidiary Guarantors hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon (f/k/a The Bank of New York), as trustee (the “Trustee”).

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are party to that certain Indenture, dated as of August 6, 2004, providing for the issuance of 10 1/2% Senior Notes due 2012 (the “Indenture”; capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture);

WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended with respect to the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities);

WHEREAS, the Company desires and has requested the Trustee to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects with respect to the Securities as permitted by Section 9.02 of the Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by the Board of Directors of the Company;

WHEREAS, the Company has received the consent of the Holders of at least a majority in principal amount of the outstanding Securities (including after giving effect to Section 2.09 of the Indenture) and has satisfied all other conditions precedent, if any, provided under the Indenture to enable the Company and the Trustee to enter into this Supplemental Indenture, all as certified by an Officers’ Certificate and an Opinion of Counsel, delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company and the Subsidiary Guarantors have been taken;

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities, as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Amendments to the Indenture.

(a) The Indenture is hereby amended by deleting the following sections of the Indenture and all references thereto in the Indenture in their entirety:

Section 4.02	Maintenance of Office or Agency

Section 4.03	Limitation on Restricted Payments

Section 4.04	Limitation on Additional Indebtedness

Section 4.06	Payment of Taxes and Other Claims

Section 4.07	Maintenance of Properties; Insurance; Books and Records

Section 4.10	Reports

Section 4.11	Waiver of Stay, Extension or Usury Laws

Section 4.12	Limitation on Transactions with Affiliates

Section 4.13	Independent Directors

Section 4.14	Limitations on Restrictions on Distributions from Subsidiaries

Section 4.15	Limitation on Liens

Section 4.16	Limitation on Asset Sales

Section 4.17	Restrictions on Sale of Capital Stock of Subsidiaries

Section 4.18	Restrictions on Sale and Leaseback Transactions

Section 4.19	Additional Subsidiary Guarantees

Sections 5.01	Mergers, Consolidations and Sale of Assets

Sections 6.01 (iv),
(v), (vi) and (vii),	Events of Default

(b) Section 4.08 - Compliance Certificate; Notice of Default of the Indenture is hereby deleted and replaced with the following:

Section 4.08. Compliance Certificate.

The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee not less often than annually an Officers’ Certificate stating that as to each such Officer’s knowledge the Company has complied with all conditions and covenants under this Indenture. The Company shall otherwise comply with its obligations under the TIA.

Section 6.01(iii) of the Indenture is hereby deleted and replaced with the following:

(iii) the Company shall fail to comply with any of its agreements or covenants in Section 4.20; or

SECTION 3. Defined Terms. Any terms defined in the Indenture which are used in any Sections of the Indenture which are deleted by any Section of this Supplemental Indenture and which are not otherwise used in any other Section of the Indenture not affected by this Supplemental Indenture are hereby deleted.

SECTION 4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5. Successors. All agreements of the Company and the Trustee in this Supplemental Indenture shall bind their respective successors.

SECTION 6. Effectiveness. The provisions of Sections 2 and 3 of this Supplemental Indenture shall be effective at the time that the Company accepts for purchase a majority in principal amount of the outstanding Securities issued under the Indenture, excluding any Securities held by the Company, any Subsidiary Guarantor, or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor.

SECTION 7. Endorsement and Change of Form of Notes. Any Securities authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes effective may be affixed to, stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

“Effective as of March 8, 2011, substantially all of the restrictive covenants in the indenture have been eliminated and certain of the Events of Default and related provisions have been eliminated or modified, as provided in the First Supplemental Indenture, dated as of March 8, 2011. Reference is hereby made to said First Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

SECTION 8. Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Subject to Section 11.01 of the Indenture, in the case of conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

SECTION 9. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

SECTION 12. Trustee. The Trustee makes no representations (i) as to the recitals or statements herein which are deemed to be those of the Company and the Subsidiary Guarantors or (ii) as to the validity or sufficiency of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

UNITED REFINING COMPANY

By:
Name:
Title:

COUNTRY FAIR, INC

By:
Name:
Title:

KIANTONE PIPELINE CORPORATION

By:
Name:
Title:

KIANTONE PIPELINE COMPANY

By:
Name:
Title:

UNITED JET CENTER, INC.

By:
Name:
Title:

UNITED REFINING COMPANY OF PENNSYLVANIA

By:
Name:
Title:

KWIK-FILL CORPORATION

By:
Name:
Title:

INDEPENDENT GASOLINE AND OIL COMPANY OF ROCHESTER, INC.

By:
Name:
Title:

BELL OIL, CORP.

By:
Name:
Title:

PPC, INC.

By:
Name:
Title:

SUPER TEST PETROLEUM, INC.

By:
Name:
Title:

KWIK-FIL, INC.

By:
Name:
Title:

VULCAN ASPHALT REFINING CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title: